INDUSTRIAL BUILDING LEASE




LANDLORD:               RS&P/Carol Stream Limited
                        Partnership,
                        an Illinois limited
                        partnership


TENANT:                 Ace Hardware Corporation,
                        a Delaware corporation


PREMISES:               The real estate legally
                        described on Exhibit B
                        attached hereto containing a
                        250,000 square foot building


BUILDING:


ADDRESS:                250 S. Gary Avenue,
                        Carol Stream, Illinois


DATE OF LEASE:          September 22, 1994


GUARANTOR:                    N/A                       TABLE OF CONTENTS

Article                                                 Page

I.      PREMISES AND TERM                                  1
        1.1     Premises                                   1
        1.2     Term                                       1
        1.3     Agent                                      1
        1.4     Use                                        1
        1.5     Prohibited Uses                            1

II.     RENT                                               2
        2.1     Monthly Base Rent                          2
        2.2     Base Rent and Additional Rent              2
        2.3     Payment of Estimated Rent
                Adjustments                                2
        2.4     All Payments                               3

III.    TAXES                                              3
        3.1     Taxes                                      3

IV.     UTILITIES                                          3
        4.1     Utilities                                  3

V.      OPERATING EXPENSES                                 4

VI.     INSURANCE                                          5
        6.1     Kinds and Amounts                          5
        6.2     Form of Insurance                          5
        6.3     Mutual Waiver of Claims                    5

VII.    DAMAGE OR DESTRUCTION                              6
        7.1     Damage of Destruction                      6

VIII.   ALTERATION/POSSESSION                              6
        8.1     Alteration                                 6
        8.2     Construction                               6

IX.     POSSESSION                                         7
        9.1     Possession of Existing Buildings           7
        9.2     Possession with Improvements to be
                Constructed                                7
        9.3     Early Occupancy                            8

X.      ENVIRONMENTAL PROVISIONS                           8

XI.     CONDEMNATION                                       9
        11.1    Taking of Whole                            9
        11.2    Partial Taking                             9

XII.    ASSIGNMENT AND SUBLETTING                          9

XIII.   HOLDING OVER                                      11
        13.1    Holding Over                              11

XIV.    EVENTS OF DEFAULT                                 11
        14.1    Events of Default                         11

Article                                                 Page

XV.     REMEDIES                                          12
        15.1    Remedies                                  12

XVI.    LIENS AND ENCUMBRANCES                            15
        16.1    Encumbering Title                         15
        16.2    Liens                                     15
        16.3    Event of Default                          15

XVII.   LIABILITY, INDEMNIFICATION, WAIVER                15
        17.1    Liability and Indemnification             15
        17.2    Waiver of Certain Claims                  16

XVIII.  SUBORDINATION                                     16
        18.1    Subordination                             16

XIX.    QUIET ENJOYMENT                                   16
        19.1    Quiet Enjoyment                           16

XX.     MISCELLANEOUS                                     16
        20.1    Tenant's Statement                        16
        20.2    Inspection                                16
        20.3    Gender and Captions                       16
        20.4    Terms                                     17
        20.5    Delays                                    17
        20.6    Estoppel                                  17
        20.7    Lender's Requirements                     17
        20.8    Understanding                             17
        20.9    Obligations                               18
        20.10   Severability                              18
        20.11   Lease Reference                           18
        20.12   Landlord's Right to Cure                  18
        20.13   Brokerage                                 18
        20.14   Signs                                     18

XXI.    NOTICES                                           19
        21.1    Notices                                   19


EXHIBITS:

        "A"     The Premises
        "B"     Legal Description of Real Estate
        "C"     Landlord's Work
        "D"     Depiction of Wall referred to in
                Exhibit C


                   Address:  250 S. Gary Avenue
                      Carol Stream, Illinois

                   Drafted:  September 8, 1994


                                LEASE AGREEMENT

    THIS LEASE AGREEMENT, made and entered into by and between RS&P/Carol Stream Limited Partnership, an Illinois limited partnership hereinafter referred to as "Landlord" and Ace Hardware Corporation, a Delaware corporation, hereinafter referred to as "Tenant", who hereby mutually covenant and agree as follows:

                             I. PREMISES AND TERMS

    1.1 Premises. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord hereby leases to Tenant and Tenant hereby accepts the premises designated on the plan attached hereto as Exhibit "A", containing a building (the "Building") located on the real estate (the "Real Estate") legally described on Exhibit "B", together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease (collectively, the "Premises").

    1.2 Term. The term of this Lease shall commence on October 1, 1994 (the "Commencement Date") and shall end 60 months thereafter or as amended, pursuant to Article IX below (the
"Expiration Date").

    1.3 Agent. As used in this Lease, the term "Agent" shall mean the agent of Landlord or in the event Landlord is a land trust, then agent shall mean the agent for the beneficiaries of Landlord. Until otherwise designated by notice, in writing from Landlord, Agent shall be Kinney Associates located at 50 W. North Avenue, Melrose Park, IL 60190. Tenant may rely upon any consent or approval given in writing by Agent or upon notice from Agent or from the attorneys for Agent or Landlord.

    1.4 Use. The premises shall be used only for the purposes of warehousing and general offices and for no other purpose.

    1.5 Prohibited Uses. Tenant shall not use or permit the Premises to be used in any manner which would violate any certificate of occupancy affecting the Premises, constitute a public or private nuisance or waste, or render the insurance on the Building void or the insurance risk more hazardous. Tenant shall not use or occupy the Premises contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto. Landlord may promulgate reasonable rules and regulations, which rule or regulation shall become effective thirty (30) days after notice thereof to Tenant provided they do not interfere with Tenant's intended use of the Premises.

          II. BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT

    2.1 Monthly Base Rent. Tenant agrees to pay to Landlord, monthly base rent for the Premises, payable in advance, without demand, deduction or set off at the following rates per month:

         Months        Monthly Base Rental
          1-42           $62,500.00 ($3.00 psf per year)
         43-60           $67,708.33 ($3.25 psf per year)

         Each monthly installment, plus the other monthly charges set forth in Paragraph 2.2 below shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month, and all payments due hereunder for any fractional calendar month shall be prorated.

    2.2 Base Rent and Additional Rent. Tenant agrees to pay Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3.1 below assessed for and attributable to the portion of the term hereof that falls within the applicable taxing period (e.g., the Taxes attributable to the period of October 1, 1994 to December 31, 1994, shall be those Taxes attributable to said period of 1994 and payable in the tax bills issued in 1995) the cost payable by Tenant in accordance with Article V hereof. During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall pay to Landlord an amount equal to one-twelfth of the estimated annual cost of Taxes. Said payments shall be as and for additional rent. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2.2 to pay such costs.

    The amount of the monthly base rent and the initial monthly
Taxes are as follows:

    (1)      Initial Base Rent as set forth in Para. 2.1         $62,500.00
    (2)      Tax Payment
                       $19,666.74
    (3)      Other     $
             Initial Monthly Payment Total
                       $82,166.74

    2.3 Payment of Estimated Rent Adjustments. Landlord shall from time to time deliver to Tenant a written notice or notices ("Project Notice") setting forth Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes with respect to the current calendar year. On or before the first day of the next calendar Month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord on account one-twelfth of the amount of the Projections as shown in the Projection Notice. Within thirty
(30) days following Landlord's service of a Projection Notice, Tenant shall also pay to Landlord a lump sum equal to the amount of such Projections for the current calendar year less the sum of
(i) any previous payments of the respective rent adjustments made for such calendar year, and (ii) monthly installments of such rent adjustments due for the remainder of such calendar year pursuant to such Projection Notice. Following the end of each calendar year and after Landlord shall have determined the actual amount of Taxes for such calendar year, Landlord shall notify Tenant in writing of such Taxes. If such Taxes exceed the respective rent adjustments paid for such calendar year by Tenant, Tenant shall, within thirty (30) days after the date of Landlord's notice pay to Landlord an amount equal to such excess. If the rent adjustments paid for such calendar year by Tenant exceed such Taxes, then Landlord shall credit such excess to Rent payment after the date of Landlord's notice until such excess has been exhausted. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance not theretofore applied against Rent and not reasonably required for payment of rent adjustments for the calendar year in which the Lease expires. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or to pay to Tenant by reason of this Section.

    2.4 All Payments. All rentals and charges due from Tenant to Landlord herein (collectively "Rent") shall be paid as directed in writing by Landlord.

                                  III. TAXES

    3.1 Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, and/or improvements of which the Premises are a part and deliver copies of the tax bills to Tenant. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, rental tax or use tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then such all taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and Real Estate within the applicable taxing jurisdiction. Tenant agrees to pay the cost of such consultant, which shall not exceed the savings in Taxes achieved by the consultant.

         Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.




IV. UTILITIES

    4.1 Landlord agrees to make available normal water and electricity service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises ("Utility Charges") together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

                             V. OPERATING EXPENSES

    5.1 Except as otherwise provided herein, Tenant shall keep and maintain the entire Premises and Building clean and in good condition and repair, including without limitation, necessary replacements, and pursuant thereto Tenant shall pay all costs and expenses for operating, maintaining, managing and repairs the Building and the Real Estate and the personal property used in conjunction therewith (collectively, the "Project"), including, without limitation all Utility Charges, the costs of heating and lighting, security and security systems, snow and ice and trash removal, painting, cleaning, landscaping and grounds maintenance, repairs and maintenance of loading docks, parking lots and truck dock equipment, fuel, water, sewer, steam, electricity, gas, insurance, supplies, sales and use taxes, and any other expense or charge which an expense of operating, maintaining, managing and repairs the Project, except as hereinafter provided, and shall include any capital improvement made after the Commencement Date which is required under any governmental laws, regulations or ordinances except as provided in Section 5, 2(iii) below.

    5.2 Tenant, at its cost and expense, shall (i) maintain all parts of the exterior Premises, landscape and grounds surrounding the Premises in good condition, (ii) promptly make all necessary repairs and replacements, (iii) keep the parking areas, sidewalks, driveways and alleys surrounding the Premises in a clean and sanitary condition and shall remove all rubbish, snow and ice from same. Tenant shall have no obligations to repair or maintain the north parking lot during the term of this Lease whether or not Tenant is using said lot, nor shall Tenant have any obligation to remove the surface of the north parking lot or improve it following the expiration of any permit allowing the use of said lot by Tenant, unless Tenant desires or intends to continue to use said parking lot, in which case Tenant shall perform all work required to extend or continue such permit.

    5.3 Tenant, at it own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems (air conditioning in the office space only), equipment and levelers, if any, servicing the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and executed copy of such contract and service report must be provided to Landlord. The service contracts shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord. True and correct copies of the service contracts, together with satisfactory evidence of payment of the premiums and fees thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

    5.4 Landlord shall be responsible, at Landlord's expense, for the maintaining and repairing of the roof, general structure and foundation of the building.

                                VI.  INSURANCE

    6.1 Kinds and Amounts. Tenant shall procure and maintain the following insurance policies at its own cost and expense:

             a. Comprehensive general liability insurance, including contractual liability under Tenant's indemnification obligations contained in this Lease, covering injury to or death of persons and damages to property in an amount of not less than $5,000,000.00 combined single limit per occurrence; (so long as Ace Hardware Corporation is the Tenant hereunder and its creditworthiness is equal to or greater than it was on the Commencement Date, then it may self insure for another portion of this coverage).

             b. Workman's compensation insurance is not less than statutory amounts;

             c. Insurance against risk of breakage of plate glass in or on the Premises or at Tenant's option, self insure;

             d. Insurance covering all contents including leasehold improvements, and Tenant's trade fixtures, machinery, equipment, furniture and furnishing and goods stored in the Premises to the extent of their full replacement cost under broad form standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements.

             e. Business interruption insurance in an amount that would indemnify Tenant for loss of income.

             f. Fire and casualty loss to the Building and any improvement therein with broad form extended coverage to the extent of the full replacement cost thereof.

    6.2 Form of Insurance. Insurance to be carried by Tenant shall be in companies and in form, substance and amount
(initially in amounts stated above) satisfactory from time to time to Landlord and any mortgagee of Landlord. Insurance policies described in Paragraphs 6.1(a), (b), (c), (d), (e) and
(f) shall name Landlord, Landlords's Mortgagees and agent and shall contain waivers of subrogation against Landlord or Agent as additional party insureds and/or loss payee, as appropriate, pursuant to the Standard Mortgagee Endorsement customarily issued by insurers and shall contain waivers of subrogation against Landlord and expressly permit waiver of claims prior to a loss as provided in Paragraph 6.2 hereof. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord. The original insurance policies or certificates, together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord prior to the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

    6.3 Mutual Waiver of Claims and Subrogation Rights. Notwithstanding any other provision of this Lease to the contrary, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with insured, then the part so insured (or so required) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required).

    6.4 Tenant hereby indemnifies and hold Landlord and Landlord's Mortgagees harmless and will defend from and against any losses, costs, damages, fees (including reasonable attorneys' fees) or claims of any kind whatsoever that arise or result from matters that would be covered under insurance policies described in 6.1(a) above, but for which Tenant is then or was self-insuring.

                          VII.  DAMAGE OR DESTRUCTION

    7.1 Damage or Destruction by Fire or Casualty. In the event the Premises are damaged or destroyed by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof as soon as practicable after Landlord settles the insurance claims with its insurer, but no later than within ninety (90) days after such damage and shall complete such restoration, repair or rebuilding within one hundred eighty (180) days after the commencement thereof, subject to delay because of changes, deletions, or additions in construction requested by Tenant, acts of Tenant, strikes, lockouts, casualties, acts of God, war, fuel or energy shortages, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord. If the fire or casualty (not caused by any act or neglect of Tenant, its agents, employees or contractors) or the repair, restoration or rebuilding caused thereby shall render the Premises untenantable for the use identified in Paragraph 1.4, in whole or part, Base Rent shall be adjusted from the date when the damage occurred until the date on which the Premises are again fit for occupancy by Tenant in an amount bearing the same ratio to the total amount of Base Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. If such a fire, explosion or other casualty damages the Building, Landlord may, in lieu of repairing, restoring or rebuilding the same, elect to terminate this lease by notice to Tenant within ninety (90) days after occurrence of the fire or the casualty causing the damage. In the event Landlord has not commenced the repair, restoration or rebuilding of the Building within 180 days after the date of the casualty, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such election within ten (10) days after the expiration of such 180-day period. In either of such events, Tenant shall be obligated to pay Rent and other charges hereunder accrued to the date when the damage occurred. In the event Landlord's fire and extended coverage insurance provides for a deductible amount, and a loss occurs which is the kind of risk otherwise insured under the policy, then Tenant shall pay to Landlord, promptly upon being billed therefor, the lesser of (a) the amount of the loss, or (b) the amount of the deductible. Notwithstanding anything to the contrary herein set forth, Landlord shall have no obligation pursuant to this Paragraph 7.1, (a) to repair or restore any Alterations (as hereinafter defined) owned or made by Tenant in the Premises or to spend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord which are not applied to reduce the balance of any mortgage on the Building or Real Estate, or (b) repair or restore the Premises if the damage or destruction occurs during the last twenty four (24) months of the Term.

                         VIII.  ALTERATIONS/POSSESSION

    8.1 Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building and/or improvements of which the Premises are a part; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; (d) or said installations do not affect insurance rates or risks thereunder and (e) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. Tenant shall obtain any and all permits required by governmental authorities. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition, except for ordinary wear and tear. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and Real Estate.

    8.2 Construction with Landlord's Consent. Tenant shall not commence or engage in any construction or installation of any alterations, improvements or fixtures, including business fixtures, to the Premises unless the Tenant first does the following:

         a. Prepares all necessary plans and secures any and all licenses and permits to perform the work from all appropriate governmental agencies;

         b. Obtains the prior written consent of Landlord for such improvements, which consent shall not be unreasonably withheld. To secure said consent, Tenant shall furnish Landlord with copies of all plans, at which time Landlord shall have thirty (30) days to approve or disapprove the work; and

         c. Obtains Certificates of Insurance from all contractors in amounts and from companies acceptable to Landlord, naming Landlord, Agent and all other parties required by Landlord to be named, as additional insureds thereon.

         d. Obtains waivers of mechanics and other liens and contractors affidavits from all contractors as to all work to be performed and all materials to be provided.

                                IX.  POSSESSION

    9.1 Possession of Existing Building. Tenant acknowledges that (i) it has inspected and accepts the Premises, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to condition or as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord except for those items set forth on Exhibit C attached hereto which Landlord agrees to use all commercially reasonable effort to complete by October 1, 1994.
If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present Tenant or occupant of the Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the Premises prior to the date above recited as the Commencement Date of this Lease, Landlord shall not be deemed to be in default hereunder, not in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed to be the "Commencement Date"; and the Term of this Lease automatically shall be extended so as to include the full number of months hereinbefore provided for, except that if the Commencement Date is other than the first day of a calendar month, such term also shall be extended for the remainder of the calendar month in which possession is tendered. Landlord hereby waives payment of rent covering any period prior to such tendering of possession. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

    9.2 Early Occupancy. If Landlord permits Tenant to occupy the Premises for conduct of its business prior to the Commencement Date, then such occupancy shall be subject to all the terms and conditions of this Lease, including payment of Rent from and after the date of Tenant's occupancy.

                         X.  ENVIRONMENTAL PROVISIONS

    10.1 In addition to all other provisions of this Lease, Tenant represents and warrants that (i) Tenant, at its sole cost and expense, shall comply with all federal, state and local statutes, ordinances, regulations and rules, presently in force or hereinafter enacted relating to environmental quality, contamination and clean-up (collectively "Environmental Laws") and (ii) except as hereinafter provided, Tenant, its agents and contractors, licensees or invitees shall not possess, handle, use, manufacture, store, release or dispose of any flammables, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, petroleum products or derivatives or any other similar substances or materials that are included under or regulated by any Environmental Laws (collectively, "Hazardous Substances") on, under or about the Premises (including, but not limited to the groundwater or soil thereof).

    10.2 Notwithstanding the provisions of Paragraph 10.1, Tenant may handle, store, and use Hazardous Substances, limited to the types, amounts and uses as reasonably necessary to conduct Tenant's business as now being conducted, provided that: (i) Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Substances shall at all times comply with all applicable Environmental Laws, (ii) Tenant shall secure and abide by any and all permits required under applicable Environmental Laws for Tenant's handling, storage, use and disposal of any such Hazardous Substances, and
(iii) Tenant shall give or post all notices required by any and all applicable Environmental Laws pertaining to such Hazardous Substances.

    10.3 Tenant shall provide Landlord with copies of all manifests, schedules, correspondence, reports and other documents of all types and kinds, when filed or provided to any governmental or quasi-governmental agency ("Agency") having jurisdiction over environmental matters, or therwise required to be maintained by any Agency, or as such received from any Agency.

    10.4 Any increase in the premiums of insurance maintained by Landlord on the Property which arises from Tenant's possession, use and/or storage of Hazardous Substances shall be paid for solely by Tenant upon demand by Landlord. Tenant shall, as its sole cost and expense, procure and maintain such additional insurance as (i) may be necessary to comply with any and all applicable Environmental Laws and (ii) reasonably requested by Landlord from time to time, and all parties set forth in Article IV as additional insureds, shall be named as additional insureds thereunder.

    10.5 Landlord and its agents and representatives shall have the right to take samples in quantity sufficient for scientific analysis of all products, materials and substances present on the Premises including, but not limited to, samples or products, materials or substances brought onto or made or produced on the Premises by the Tenant or an occupant claiming by, through or under Tenant or otherwise present on the Premises. Tenant may not perform any sampling, testing or drilling to locate any Hazardous Substances on the Premises without Landlord's prior written consent. Landlord and its agents and representatives shall also have access to the premises for purpose of (i) inspecting the books and records of Tenant, or any other occupant of the Premises claiming by, through or under the Tenant, (ii) ascertaining the nature of the activities being conducted thereon, and (iii) determining the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon.

    10.6 Notwithstanding anything contained in this Lease to the contrary, Tenant shall reimburse, defend, indemnify and hold Landlord, Landlord's beneficiary and their respective partners, officers, directors, shareholders and employees harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs, arising out of or in any way connected with the placing, locating, introduction, disposal or release at any time during the term of this Lease of any Hazardous Substances in, on, under or about the Premises (or the subsurface thereof) or the violation of any Environmental Laws by Tenant or any occupant claiming by, through or under Tenant including, without limitation, the costs of any required or necessary investigation, repair, clean-up or detoxification and the preparation of any closure or other required plans or remedies in connection wherewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this Article shall survive any termination or expiration of the Lease.

    10.7 Landlord agrees that Tenant shall not be responsible or liable for any Hazardous Substances or other violations of Environmental Laws that existed on or about the Premises as of the Commencement Date of this Lease. Landlord further agrees to defend, indemnify and hold Lessee harmless from and against any and all loss, cost, damage, liability, or claims that lessee may incur or suffer as a result of Hazardous Substances or violations of Environmental Laws that were present or existing on or under the Premises prior to the Commencement Date of this Lease. This indemnification and hold harmless shall not be binding upon Landlord's Mortgagees and their successors and assigns.

                               XI.  CONDEMNATION

    11.1 Taking of Whole. If the entire Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in either of such events, the Term shall terminate upon the earlier of delivery of possession to the condemning authority or the effective date of the taking. Any award, compensation or damages (the "Award") for a partial or total taking shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Building and Real Estate or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall pay Rent and other charges hereunder accruing to the date of termination.

    11.2 Partial Taking. If only a part of the Premises shall be so taken or condemned, but the balance of the Premises can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall not terminate and Landlord shall repair and restore the Premises and all improvements thereon, except that Landlord shall not hereby be required to expend for repair and restoration any sum in excess of the Award. Any portion of the Award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord's sole property. Base Rent and Tenant's Proportionate Share of Taxes and Operating Expenses pursuant to Article I and II shall be equitably adjusted following delivery of possession to the condemning authority.

                        XII.  ASSIGNMENT AND SUBLETTING

    12.1 Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any portion thereof or interest therein, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void and shall be deemed to be an Event of Default. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, a copy of the proposed sublease and copies of financial reports and other financial information of the proposed sublessee or assignee, as reasonably required by Landlord.

    12.2 In addition to, but not in limitation of, Landlord's right to approve of any sublessee or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised if at all, by Landlord giving Tenant written notice thereof within ten (10) business days (provided Tenant has given Landlord prior notice or of its intention to sublease or assign) following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire demised Premises pursuant to this paragraph, the term of this Lease shall end on the date stated in Landlord's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or changes which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease of the expiration of the term hereof). If Landlord recaptures under this paragraph only a portion of the Premises, the rent during the unexpired term hereof shall adjust proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant thereto and rented by Landlord to the proposed Tenant or any other tenant.

    12.3 If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C.
Section 101 es esq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

    12.4 Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees in contravention of the Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder shall relieve Tenant of its obligations under this Lease.

    12.5 Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) day prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to the Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

    12.6 Default During Sublet Period. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

    12.7 Excess Rent. If Tenant, having first obtained Landlord's consent to any sublease or assignment, shall assign this Lease or sublet the Premises, or any part thereof, at a rental in excess of the Rent or Proportionate Share thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent all of any such excess rent.

                              XIII.  HOLDING OVER

    13.1 Holding Over. Tenant shall have no right to occupy the Premises or any portion thereof after the Expiration date of the lease or after termination of the Lease or of Tenant's right to possession pursuant to Articles XIV and XV hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and for damages. For each and ever month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the Expiration Date of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay without notice or demand, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.

                            XIV.  EVENTS OF DEFAULT


    14.1 The following events (herein individually referred to as "Event of Default") each shall be deemed to be events of nonperformance by Tenant under this Lease.

         a. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment, change, escrow, additional rent, or reimbursement to Landlord required herein when due.

         b. The Tenant or any guarantor of the Tenant's obligations hereunder shall (i) become insolvent;
             (ii) admit in writing its inability to pay its debts;
             (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

         c. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency reorganization, dissolution or composition to it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
             (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

         d. Tenant shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease.

         e. Tenant shall fail to discharge any lien placed upon the Premises in violation of Article XVI hereof within twenty (20) days after any such lien or encumbrance is file against the Premises.

         f. If Tenant is a corporation, Tenant shall enter into a contract for the liquidation or sale, other than in the ordinary course of business, of all or substantially all of the assets of the corporation.

         g. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Article XIV), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.


                                 XV.  REMEDIES

    15.1 Upon the occurrence of an Event of Default, Landlord shall, prior to the exercise of any remedy provided herein or otherwise, serve upon the Tenant a five-day notice, in the event of a monetary default, or a thirty (30) day notice, in the event of a non-monetary default, in accordance with the provisions of
Article XXI, Notices. That notice shall specify the default or defaults to be cured, and the time provided in the respective notice shall be deemed a cure period for the benefit of the Tenant. After the expiration of the applicable cure period, Landlord shall not be obligated to accept any tender of cure by the Tenant.

    15.2 Upon expiration of the applicable notice, the Landlord shall have the option to pursue any one or more of the following remedies, in addition to cumulatively and concurrently with, any other remedies available to Landlord at law or in equity:

         a.  Terminate this Lease; and/or

         b. Terminate Tenant's right to possession of the Premises, and enter upon and take possession of the Premises without terminating this Lease; and/or

         c. To the extent permitted by law, alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary.

    In any such event, or in the event of Landlord's exercise of any other remedy available to Landlord at law or in equity, Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

    15.3 If Landlord terminates this Lease, at Landlord's option, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Article I, less (2) the then present fair market rental value of the Premises for such period, which because of the difficulty of ascertaining such value, Landlord and Tenant stipulate and agree, shall in no event be deemed to exceed seventy-five percent (75%) of the rental amount set forth in Article II above. Present values shall be determined using an 8?% discount rate.

    15.4 If Landlord terminates the Tenant's right to possession and repossesses the Premises without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the Expiration Date as stated in Article I, diminished by all amounts received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

    15.5 Upon an Event of Default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises;
(ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into its original condition, ordinary wear and tear excepted and (iv) all reasonable expenses incurred in marketing the Premises and (v) all reasonable expenses incurred by Landlord in enforcing or defending landlord's rights and/or remedies. If either party hereto institute any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs in connection with such proceeding.

    15.6 In the event Tenant fails to made any payment due, within five (5) days after due, Tenant shall pay to Landlord, on demand, a late charge in an amount equal to two percent (2%) of the outstanding balance for each month said balance exists, which amount shall be deemed to be additional rent. This sum shall be due in addition to, and cumulatively with, all of Landlord's other rights and remedies hereunder, at law or in equity, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

    15.7 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. Further, acceptance of rentals or any other payments due pursuant to this Lease, with knowledge by the Landlord of any default by Tenant under this Lease, or subsequent to issuance to the Tenant of a demand to cure a default under this Lease, shall not be deemed to be a waiver of Landlord's right to demand cure of the default, or to be a waiver of Landlord's right to proceed against Tenant for said default.

    15.8 In the event of termination and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting; provided, that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use and purpose.

    15.9 If landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice form Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages and Tenant shall not have the right of setoff or deduction from any sums due to Landlord. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the Building of which the Premises are a part; however, in no event, shall any deficiency judgement or any money judgment of any kind be sought or obtained against any Landlord.

    15.10 If Landlord terminates Tenant's right to possession and repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove or store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by and Landlord thereof possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument.
The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

    15.11 Notwithstanding anything in this Lease tot he contrary, all amounts payable by Tenant to, or on behalf of, Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

    15.12 Landlord shall not be required to accept performance from (or rendering performance to) any person or entity other than Tenant.

    12.13 Landlord's acceptant of rent subsequent to its receipt of knowledge of Tenant's breach or default of a non-monetary provision under this Lease shall not constitute a waiver or forgiveness of said breach or default, or a waiver of Landlord's right to pursue its remedies therefor.


                          XVI. LIENS AND ENCUMBRANCES

    16.1 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or Real Estate, nor shall the interest or estate of Landlord in the Premises, the Building or Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Premises, the Building or Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises, the Building and Real Estate.

    16.2 Liens. Tenant shall not permit the Premises, the Building or Real Estate to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant. Tenant shall immediately pay and judgment rendered against Tenant, with all proper costs and changes, and shall have the lien released and any judgement satisfied.

    16.3 Event of Default. The imposition of any encumbrance or lien pursuant to Paragraphs 16.1 and 16.2 above, regardless of merit of said claims, shall constitute an Event of Default under this Lease, and Landlord shall be entitled to all rights and remedies accorded Landlord in the Event of Default. Further, at any time after 10 days following the imposition of the encumbrance or lien, Landlord shall have the right to pay, discharge, settle, compromise or otherwise act to remove the encumbrance or lien, without regard to the merits of sid encumbrance or lien, and Tenant shall be responsible for the actual damages incurred in removing, costs, expenses and attorneys' fees incurred in connection therewith, all of which constituting additional rent due to the landlord.

                 XVII.  LIABILITY, INDEMNIFICATION AND WAIVER

    17.1 Liability and Indemnification. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises or any part thereof and/or the Building of which the Premises are a part, when such injury or damage shall be caused by the gross negligence or intentional misconduct by Landlord, its agents, servants and employees. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless form and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof and/or the Building of which the Premises are a part, including without limitation elevators, stairways, passageways or hallways, the use of which Tenant may have in accordance with this Lease, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees
(ii) arising from the conduct of management of any work done by the Tenant in or about the Premises, (iii) arising form transactions of the Tenant, and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Article XVII shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

    17.2 Waiver of Certain Claims. All property belonging to Tenant or any occupant of the premises that is in or on any part of the Building or Real Estate shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereof or for the theft or misappropriation thereof.




                             XVIII.  SUBORDINATION

    18.1 Subordination. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building of which the premises are a part. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

                             XIX.  QUIET ENJOYMENT

    19.1 Quiet Enjoyment. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, any mortgage or mortgages, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record to the extent required to provide Tenant with quiet enjoyment of the Premises. If this Lease is a sublease, than Tenant agrees to take the Premises subject to the provisions of the prior Leases. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation form Landlord, subject to the terms and provisions of this lease.

                              XX.  MISCELLANEOUS

    20.1     Tenant's Statement.  Tenant shall furnish to
Landlord, within 10 (10) days after written request thereof from Landlord, a copy of Tenant's then most recent audited and certified financial statement. Tenant agrees that landlord may deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Premises, Building or Real Estate.

    20.2 Inspection. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours, after giving reasonable notice, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is nine (9) months prior to the Expiration Date, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating that the Premises will be available.

    20.3 Gender and Captions. Words of any gender used in this Lease shall be held and construed to include any other gender, and works in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

    20.4 The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and Real Estate that are the subject of this Lease. Tenant agrees to furnish to Landlord, promptly upon demand, a Certificate of Good Standing for the Corporation, from the Secretary of State of the state of incorporation, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Tenant agrees to provide a certificate of good standing and corporate resolution upon signing of the Lease and at any time during the period of this Lease.

    20.5 Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, war, acts of God or labor disputes.

    20.6 Estoppel. Tenant agrees, form time to time, within ten (10) days after request by Landlord to deliver to Landlord or Landlord's designee, a certificate of occupancy and an estoppel certificate stating that this lease is in full force and effect, the date to which rent is paid and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord's beneficiary, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's beneficiary, as the case may be, on behalf of Tenant.

    20.7 Lender's Requirements. If any mortgagee or prospective lender of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than the size or location of the Premises, the Term, the purpose set forth in Article I or the Rent or in any other regard as will substantially or materially affect the rights of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by an agreement ("Lease Supplement") embodying such amendments and supplements. Tenant shall, within 10 (10) business days after the effective date of Landlord's notice, execute the tendered Lease Supplement. If Tenant reasonably believes that the amendments or supplements fall within the categories set forth in the clause in parenthesis in the first sentence, then Tenant shall deliver to Landlord a written statement of its reason or reasons for refusing to execute the lease Supplement. Failure of Tenant to respond or execute the lease Supplement within said ten
(10) business day period shall be an Event of Default under this Lease without further notice and opportunity to cure such default.

    20.8 This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing executed by both parties hereto.

    20.9 All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all plumbing, electrical, heating and air conditioning systems and equipment therein, in the same condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Real Estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due from Tenant under this Paragraph 20.9.

    20.10 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provision of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease and the terms and provisions thereof, shall be governed by the laws of the state in which Premises is located.

    20.11 All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

    20.12 Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, obtain or maintain utilities, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys; fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the same rate as for late payments set forth in Paragraph 15.6 from the date of the advance to the date of repayment by Tenant to Landlord.

    20.13 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than HSA, Inc. and Stein & Co., Inc. (whose commission, if any, Landlord covenants and agrees to pay in accordance with a separate agreement, if any, between Landlord and Landlord's broker). Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker, agent or finder other than the brokers named in this Paragraph 20.13 with respect to the Lease or the negotiation hereof is such claim is made by, through or on account of the actions of Tenant.

    20.14 Signs. Tenant shall have the right to install any exterior signs upon the Premises or surrounding grounds, subject to landlord's consent, which shall not be unreasonably withheld or delayed, and which sign shall be removed at Tenant's cost upon
termination or expiration of this Lease.   Tenant shall repair,
paint, and/or replace the Building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Tenant shall not, (1) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord.

                                 XXI. NOTICES

    21.1 Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

    a. All rent and other payments required to be made by Tenant to landlord hereunder shall be payable to Landlord at the address for Landlord as Landlord may specify from time to time by written notice delivered in accordance herewith Tenant's obligation to pay rent and any other amounts to Landlord under the term of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received and funds collected by Landlord or by Landlord's Lender. In addition to base rental due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.

    b. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

    c. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered and served, whether actually received or not, when (a) personally served to Tenant if Tenant is an individual, or (b) if Tenant is a partnership or corporation, personally served to any partner, officer or agent of the Tenant, or employee then and there in charge of the Premises on behalf of the Tenant, or (c) deposited in the United States Mail, proper postage prepaid, Certified or Registered Mail, with return receipt requested, addressed to the Tenant at the address of the Premises or such other address as Tenant may designate to Landlord or (d) delivered by courier or other recognize method of transmittal.

    d. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered and served, whether actually received or not, when (a) personally served to Landlord if Landlord is an individual, or (b) if Landlord is a partnership or corporation, personally served to any partner, officer or agent of the landlord, or (c) deposited in the United Sates Mail, proper postage prepaid, Certified or Registered Mail, with return receipt requested, addressed to the Landlord at 501 W. North Avenue, Melrose Park, Illinois 60190, or such other address as Landlord may designate by notice to Tenant or (d) delivered by courier or other recognized method of transmittal. Any written notice given to Landlord shall also be given to LaSalle National Bank, 120 S. LaSalle Street, Chicago, Illinois 60603, Attn: Mr. John Marynell, Vice President.



                         XXII.  ADDITIONS TO BUILDING

    22.1 Landlord shall have the right to construct additions to the Building for Landlord's use or benefit, or for use by any successor, assign or tenant of Landlord, subject to the prior approval of Tenant, which approval shall not be unreasonably withheld or delayed. During the construction of any such addition, Landlord shall take all reasonable measures and steps to not materially interfere with Tenant's use and operation of its business in the Building or occupancy of the remainder of the Premises. Tenant shall have not interest or right in any such addition to the Building, not any right to any rents or other proceeds resulting from the use of occupancy of such additions.

            EXECUTED BY LANDLORD, this 26th day of September, 1994.

Witness                RS&P/Carol Stream Limited Partnership, an
Illinois limited
                       partnership

                       By:RS&P Gary Avenue Limited Partnership, an
Illinois
                           limited partnership, General Partner

                           By:
    RS&P/Gary Avenue, Inc., an Illinois corporation,
                                General Partner


Robert W. Numan                 By: Bruce Kinney


Title:   Attorney               Title: President


                       Address:

                       501 W. North Ave.
                       Suite 407
                       Melrose Park, IL  60160



             EXECUTED BY TENANT, this 22nd day of September, 1994



Attest/Witness

                       Ace Hardware Corporation

David League                    By:  David Myer

Title:  Secretary               Title:  Vice President, Retail Support


                       ADDRESS:

                       2222 Kensington Court
                       Oak Brook, IL  60521


                                    EXHIBIT B

                               LEGAL DESCRIPTION

Lot 1 in Narco-Carol Stream Center for the Industry Unit 1 Subdivision, a Subdivision of part of the Northwest Quarter of
Section 5, Township 39 North, Range 10 East of the Third Principal Meridian (except that part thereof falling within Gary Avenue, as widened) in the Village of Carol Stream, DuPage County, Illinois


                                    EXHIBIT C

                              TENANT IMPROVEMENTS

Landlord shall, at its cost and expense, provide the following improvements:

1. Fill in rail pit and pour a concrete floor comparable to existing floors.

2. Place all mechanical systems in good working order including but not limited to, levelors and dock doors, HVAC system for office and heating for warehouse.

3.  Minor repair of parking lot and seal entire east lot.

4.  Remove rack and sprinkler per Tenant's direction.

5.  Lights in staging area in working order.

6. Tenant shall have the right to reimbursement from Landlord for up to $20,000 of improvements made by Tenant to the Premises. Upon written notice to Landlord accompanied by appropriate evidence of the expenditures made by Tenant, Landlord shall make such reimbursement within thirty (30) days after receipt of such notice. Failure by Landlord to make such payment within said thirty (30) day period shall entitle Tenant to set off the requested amount against the next payment of Rent due from Tenant hereunder.